EXHIBIT 23a

       Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 19, 2000 on the consolidated financial statements of Brown & Brown, Inc.
(the "Company") as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated by reference into the Company's Form 10-K for the year ended
December 31, 1999, into the Company's Form S-8 dated August 3, 2000.

/S/  ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Orlando, Florida
August 3, 2000.